UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 1, 2012

CONSOLIDATION SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 West Sahara Drive, Suite 800

Las Vegas, NV  89102

(Address of Principal Executive Offices)  (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

_________N/A_______

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2012, Consolidation Services, Inc. (the “Company”) entered into a Consulting Agreement with Carl Casareto (“Casareto”).  Casareto has been retained to serve as the Company’s Chief Operations Officer.  The Agreement is for one year, ending on December 1, 2013, unless terminated earlier or extended.  For up to 20 hours per week, Casareto has agreed to devote attention, skill, and energy to the business of the Company and use his best efforts to promote the success of the Company’s business and cooperate fully in the advancement of the best interests of the Company.

In consideration of the services he provides, the Company has agreed to pay Casareto $7,000 per month (“Base Compensation”).  In addition to the Base Compensation, the Company has agreed to pay Casareto a bonus of twenty five percent (25%) of Casareto’s annual Base Compensation if during the term of the Agreement; i) the Company posts annual gross revenues on a consolidated basis of at least $5,000,000; ii) the Company’s EBITA, including cash extraordinary items but before officer’s bonuses, on a consolidated basis for any given year is at least $1,000,000; or iii) the completion of annual funding, including equity and debt, of at least $3,000,000.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit Number	Description

10.01	Consulting Agreement dated as of December 1, 2012 by and between the Company and Carl Casareto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2013	CONSOLIDATION SERVICES, INC

By:/s/ Gary D. Kucher
Gary D. Kucher
Title: Chief Executive Officer and President

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